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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Carter's, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Carter's, Inc. The Proscenium 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309 Tele: 404-745-2700 Fax: 404-892-0968

April 8, 2004

Dear Stockholder:

        It is my pleasure to invite you to attend our 2004 Annual Meeting of Stockholders of Carter's, Inc. on May 14, 2004. The meeting will be held at The Four Seasons Hotel, 75 Fourteenth Street NE, Atlanta, Georgia 30309, beginning at 9:00 a.m., local time.

        The attached Notice of 2004 Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting. Whether or not you plan to attend, your shares can be represented at the meeting by promptly submitting your voting instructions by phone, by Internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope.

        On behalf of the Board of Directors and the management of Carter's, Inc., thank you for your continued support.

Sincerely,

Frederick J. Rowan, II
Chairman of the Board of Directors,
President, and Chief Executive Officer

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Carter's, Inc.:

        The 2004 Annual Meeting of Stockholders of Carter's, Inc., a Delaware corporation (the "Annual Meeting"), will be held at The Four Seasons Hotel, 75 Fourteenth Street NE, Atlanta, Georgia 30309, on May 14, 2004, beginning at 9:00 a.m., local time, to address all business that may come before the meeting and to vote on the following matters:

  1)
  The election of two Class I Directors;

  2)
  The approval of the 2003 Equity Incentive Plan; and

  3)
  The approval of the Amended and Restated Annual Incentive Compensation Plan.

        Stockholders of record at the close of business on March 17, 2004, will be entitled to vote at the meeting. If you plan to attend the Annual Meeting and are a registered stockholder, please bring the invitation attached to your proxy card. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting. Photo identification is required for admission.

        If you choose not to attend the Annual Meeting, please complete, sign, date, and return the proxy card in the envelope provided or submit your voting instructions by phone or via the Internet so that you will be represented at the meeting.

Michael D. Casey
Secretary of Carter's, Inc.
Atlanta, Georgia
April 8, 2004

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
Questions and Answers About the Proxy Materials and the Annual Meeting	1
What is the purpose of the Annual Meeting?	1
Who is asking for my vote?	1
What information is contained in this proxy statement?	1
How may I obtain information about the Company?	1
Who can attend the meeting?	1
What are the voting rights of the holders of the Company's common stock?	2
What is the record date for the 2004 Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
What constitutes a quorum and what vote is required to approve each item?	2
How do I vote?	3
Can I vote by telephone or electronically?	3
Can I change my vote after I return my proxy card?	3
Who can help answer my questions?	3
May I vote confidentially?	4
Who will count the votes?	4
How does the board recommend that I vote?	4
What happens if additional matters are presented at the meeting?	4
Where can I find the voting results of the meeting?	4
What is the deadline to propose actions for consideration at next year's Annual Meeting of stockholders or to nominate individuals to serve as directors?	4
Does the Company have a Code of Ethics?	4
How may I communicate with the Company's board as a whole or its non-management directors?	4
Corporate Governance and Board Matters	5
Director Independence	5
Director Independence Policy	5
Board Meetings	6
Board Committees	6
Compensation of Directors	7
Consideration of Director Nominees	8
Executive Sessions	8
Proposal Number One—Election of Directors	9

Securities Ownership of Directors and Executive Officers	11
Section 16(a) Beneficial Ownership Reporting Compliance	12
Executive Officer Compensation	13
Summary Compensation Table	13
Option Grants in the Last Fiscal Year	13
Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values	14
Executive Officers' Biographical Information and Experience	14
Employment Arrangements	15
Board Compensation Committee Report on Executive Compensation	17
Compensation Philosophy	17
Annual Compensation	17
Annual Performance Bonuses	17
Long-Term Compensation	18
Compensation of Chief Executive Officer	18
Internal Revenue Code Section 162(m)	18
Compensation Committee Interlocks and Insider Participation	19
Stockholder Return Performance Summary	20
Proposal Number Two—Approval of the 2003 Equity Incentive Plan	21
Summary of the 2003 Equity Incentive Plan	21
Equity Compensation Plan Information	25
Proposal Number Three—Approval of the Amended and Restated Annual Incentive Compensation Plan	26
Summary of the Amended and Restated Annual Incentive Compensation Plan	26
Certain Relationships and Related Transactions	29
Report of the Audit Committee	30
Independent Auditors	31
Audit and Non-Audit Fees	31
Other Matters	31
Appendix A: Carter's, Inc. 2003 Equity Incentive Plan	A1-A10
Appendix B: Carter's, Inc. Amended and Restated Annual Incentive Compensation Plan	B1-B5

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        The purpose of the Annual Meeting is for stockholders of Carter's, Inc. (the "Company") to vote on: (1) the election of two Class I Directors; (2) the approval of the 2003 Equity Incentive Plan; and (3) the approval of the Amended and Restated Annual Incentive Compensation Plan. Additionally, management will respond to questions from stockholders and address other matters that may come before the meeting.

Who is asking for my vote?

        This proxy statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board of Directors for the 2004 Annual Meeting of stockholders.

What information is contained in this proxy statement?

        The proxy statement contains information about matters to be voted on and the voting process, summary compensation information about the directors and most highly compensated executives of the Company, and certain other required information.

How may I obtain information about the Company?

        A copy of our 2003 annual report accompanies this proxy statement. Stockholders may also request a free copy of our Annual Report on Form 10-K as filed with the SEC by visiting our website at www.carters.com or by sending a request in writing to:

      Director of Investor Relations
      Carter's, Inc.
      The Proscenium
      1170 Peachtree Street NE, Suite 900
      Atlanta, Georgia 30309
      Telephone: 404-745-2700

Who can attend the meeting?

        All stockholders of record at the close of business on March 17, 2004, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be accompanied by one guest. If you plan to attend the meeting and are a registered stockholder, you must bring the admission invitation attached to your proxy card. Photo identification is required for admission. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the meeting or request an invitation by writing to Investor Relations at the address listed above.

        Registration for the meeting will begin at 8:30 a.m. and seating will begin at 8:45 a.m. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

What are the voting rights of the holders of the Company's common stock?

        Each share of common stock is entitled to one vote on every matter submitted to stockholders at the meeting. Investment funds affiliated with Berkshire Partners LLC owned 66.3% of our outstanding common stock as of March 17, 2004. As a result, they do not require the vote of any other stockholder to determine the outcome of any matter submitted to our stockholders for approval.

What is the record date for the 2004 Annual Meeting?

        Holders of record of the Company's common stock, at the close of business on March 17, 2004, will be entitled to vote at the meeting. On that date, 27,985,360 shares of common stock were issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to persons listed on your proxy card or vote in person at the meeting.

        If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held "in street name," and these proxy materials are being forwarded to you together with a voting instruction card. As a beneficial owner, you have the right to direct your broker, trustee, or nominee how to vote, and you are also invited to attend the Annual Meeting. Since as a beneficial owner you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee, or nominee that holds your shares. Your broker, trustee, or nominee should have enclosed or provided directions for you to use in instructing the broker, trustee, or nominee to vote your shares.

        Brokers holding shares of record for a beneficial owner have discretionary authority to vote on some matters if they do not receive timely instructions from the beneficial owner regarding how the beneficial owner wants the shares voted. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the beneficial owner. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, what is referred to as a "broker non-vote" results. Any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, but would be treated as not entitled to vote with respect to that matter. Therefore, a broker non-vote would not count as a vote for or against a particular matter and, accordingly, would not affect the outcome of the vote. Brokers will have discretionary authority to vote on Proposal Number One in the absence of timely instructions from the beneficial owners.

What constitutes a quorum and what vote is required to approve each item?

        The presence at the meeting, in person, by proxy, or by remote communication if authorized, of the holders of at least a majority of the shares entitled to be voted, will constitute a quorum. Broker non-votes will be counted as shares that are present at the meeting for purposes of determining a quorum. If a quorum should not be present, the meeting may be adjourned until a quorum is obtained.

Votes Required:

Proposal Number One

        The two nominees for election as Class I Directors who receive the greatest number of votes will be elected as Class I Directors. Votes may be cast in favor of or withheld with respect to either nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for each nominee and, therefore, will not affect the outcome of the vote on this proposal.

Proposal Number Two

        Approval of the 2003 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to be voted on such proposal.

Proposal Number Three

        Approval of the Amended and Restated Annual Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to be voted on such proposal.

How do I vote?

        You may submit your voting instructions by phone, by Internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the board's recommendations.

Can I vote by telephone or electronically?

        If you are a registered stockholder, you may vote by telephone or electronically via the Internet by following the instructions included with your proxy card. If your shares are held by a broker, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy votes your shares by submitting written notice of revocation to Michael D. Casey, the Secretary of Carter's, Inc., or by submitting another proxy card bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares through a broker or other custodian and would like to change your voting instructions, please check the directions provided to you by that broker or custodian.

Who can help answer my questions?

        If you have any questions about the Annual Meeting or how to submit or revoke your proxy, you should contact:

      Director of Investor Relations
      Carter's, Inc.
      The Proscenium
      1170 Peachtree Street NE, Suite 900
      Atlanta, Georgia 30309
      Telephone: 404-745-2700

May I vote confidentially?

        Yes. Our policy is to keep your individual votes private except as appropriate to meet legal requirements, to allow for the tabulation of votes and certification of votes, and to facilitate proxy solicitation.

Who will count the votes?

        A representative of our transfer agent, American Stock Transfer and Trust Company, will count the votes and act as the inspector of election.

How does the board recommend that I vote?

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The board recommends a vote:

    FOR election of the nominees for Class I Director (see pages 9-10);

    FOR approval of the 2003 Equity Incentive Plan (see pages 21-25); and

    FOR approval of the Amended and Restated Annual Incentive Compensation Plan (see pages 26-28).

What happens if additional matters are presented at the meeting?

        As of the date of this proxy statement, the directors know of no matters other than those set forth herein that will be presented for determination at the meeting. If, however, any other matters come before the meeting and call for a vote of stockholders, it is the directors' intention that proxies will be voted in accordance with the judgment of the proxy holders.

Where can I find the voting results of the meeting?

        We intend to announce preliminary voting results at the meeting and publish final results in the Company's quarterly report on Form 10-Q for the second quarter of fiscal 2004.

What is the deadline to propose actions for consideration at next year's Annual Meeting of stockholders or to nominate individuals to serve as directors?

        Any stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Michael D. Casey, Secretary of Carter's, Inc., The Proscenium, 1170 Peachtree Street NE, Suite 900, Atlanta, Georgia 30309, prior to the close of business on December 9, 2004. Stockholders who wish to make a proposal to be considered at next year's Annual Meeting—other than one that will be considered for inclusion in next year's proxy statement—must notify the Company in the same manner specified above no earlier than January 14, 2005 and no later than February 13, 2005.

Does the Company have a Code of Ethics?

        The Company has a Code of Ethics and Professional Conduct, which is applicable to all of the Company's directors and the Company's employees, including the Company's executive officers. The Carter's Code of Business Ethics and Professional Conduct is available on the Company's website at www.carters.com.

How may I communicate with the Company's board as a whole or its non-management directors?

        You may direct communications to either group by submitting them in writing to the following address:

      Vice President of Corporate Compliance
      Carter's, Inc.
      The Proscenium
      1170 Peachtree Street NE, Suite 900
      Atlanta, Georgia 30309

CORPORATE GOVERNANCE AND BOARD MATTERS

        Carter's, Inc. is committed to maintaining a high level of integrity in the governance of the Company and the conduct of its business. Our Corporate Governance Principles are an essential part of fostering and maintaining an independent and effective Board of Directors as well as our reputation for integrity in the marketplace. These Principles are available on our Internet website at www.carters.com.

Director Independence

        The board currently consists of seven directors. Because affiliates of Berkshire Partners LLC currently own more than 50% of our common stock, Carter's, Inc. is a "controlled company" as defined by New York Stock Exchange ("NYSE") rules. Accordingly, we are exempt from NYSE rules that require listed companies to have a majority of independent directors and entirely independent compensation and nominating and corporate governance committees. Nonetheless, we have taken steps to voluntarily comply with the NYSE independence rules as if we were not a controlled company. Applying the independence guidelines described below, the board has determined that the following directors are independent of Carter's, Inc. and its management: Messrs. Fulton, Pulver, Welch, and Whiddon. The current board has a majority of independent members, and the Audit Committee is comprised of three independent directors. The Compensation Committee and the Nominating and Corporate Governance Committee are not entirely independent, although they do not include any management directors.

Director Independence Policy

        The board's objective is that at least a majority of its members be independent. The board will evaluate each non-employee director annually to determine whether the director has any material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The board will consider all relevant information provided by each director regarding the director's business and other relationships with the Company and its affiliates and with management and their affiliates as well as the following standards:

        A director will not be considered independent if, within the past three years:

    •
    the Company has employed the director or an immediate family member of the director;

    •
    the director or an immediate family member of the director received direct compensation from the Company exceeding $100,000 per year, other than director or committee fees and pension or other forms of deferred compensation that are not contingent on prior service;

    •
    the director is or was employed by or affiliated with, or has an immediate family member who is affiliated with or employed by, the Company's present or former independent auditors;

    •
    an officer of the Company served on the board of directors of another company that employed the director or a member of the director's immediate family as an officer;

    •
    the director is employed, or has an immediate family member who is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee;

    •
    the director is an executive officer or an employee, or has an immediate family member who is an executive officer, of another company (a) that accounts for at least 2% of the Company's consolidated net sales, or (b) for which the Company accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated net sales;

    •
    the Company made contributions in excess of $50,000 to a not-for-profit entity where such director serves as an officer, director, or trustee, or as a member of that entity's fund raising organization or committee; and

    •
    the director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other exceeds 1% of the total consolidated assets of the company where the director serves as an executive officer.

Board Meetings

        The board met four times during fiscal year 2003. During that time, each member of the board participated in all of the board meetings held during the period in which he was a director.

Board Committees

        Our board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The board may also establish other committees to assist in the discharge of its responsibilities. The current members of these committees and committee functions, as well as the number of meetings held during the last fiscal year are described below.

Name of Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Non-Employee Directors:
Bradley M. Bloom			x		x
Ross M. Jones			x		x	*
Paul Fulton	x		x	*
David Pulver	x	*
John R. Welch					x
Thomas Whiddon	x
Employee Directors:
Frederick J. Rowan, II
Number of Meetings in Fiscal 2003	7		4		1

x—indicates that the director serves on the particular committee.

*—indicates that the director is the chairman of the particular committee.

  Audit Committee

          The primary responsibilities of the Audit Committee include:

      (i)
      oversight of the quality and integrity of the consolidated financial statements, including the accounting, auditing, and reporting practices of the Company;

      (ii)
      appointment of the independent auditor and oversight of their performance, including their qualifications and independence;

      (iii)
      oversight of the Company's compliance with legal and regulatory requirements; and

      (iv)
      oversight of the performance of the Company's internal audit function.

          The board has adopted a written charter for the Audit Committee. The charter is available on our Internet website at www.carters.com. The board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements as defined by the rules of the NYSE as currently in effect. The board has also determined that David Pulver, Paul

  Fulton, and Thomas Whiddon are "audit committee financial experts" as they have accounting and related financial management expertise and experience within the meaning of regulations adopted by the Securities and Exchange Commission.

          The Report of the Audit Committee is included herein beginning on page 30.

  Compensation Committee

          The primary responsibilities of the Compensation Committee include:

      (i)
      establishing the Company's philosophy, policies, and strategy relative to executive compensation, including the mix of base salary, short-term and long-term incentive compensation within the context of stated guidelines for compensation relative to peer companies;

      (ii)
      evaluating the performance of the Chief Executive Officer and other executive officers relative to approved performance goals and objectives;

      (iii)
      setting the compensation of the Chief Executive Officer and other executive officers based upon the evaluation of performance;

      (iv)
      assisting the board in developing and evaluating candidates for key executive positions and ensuring a succession plan is in place for the Chief Executive Officer and other executive officers;

      (v)
      evaluating compensation plans, policies, and programs with respect to the Chief Executive Officer, other executive officers, and independent directors;

      (vi)
      monitoring and evaluating benefit programs for the Company's Chief Executive Officer and other executive officers; and

      (vii)
      producing an annual report on executive compensation for inclusion in the proxy statement, as applicable.

          The board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our Internet website at www.carters.com.

          The Report of the Compensation Committee is included herein beginning on page 17.

  Nominating and Corporate Governance Committee

          The primary responsibilities of the Nominating and Corporate Governance Committee include:

      (i)
      identifying and recommending candidates qualified to become board members;

      (ii)
      recommending directors for appointment to board committees;

      (iii)
      developing and recommending to the board a set of corporate governance principles and monitoring the effectiveness of such principles; and

      (iv)
      evaluating the board and related committee performance and independence.

          The board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is available on our Internet website at www.carters.com.

Compensation of Directors

        We have established an annual compensation arrangement with David Pulver, Paul Fulton, John R. Welch, and Thomas Whiddon under which each receives approximately $10,000 annually for serving as a director and $5,000 for attendance at each board meeting. In fiscal 2003, Mr. Pulver received $30,000; Mr. Fulton received $30,000; Mr. Welch received $30,000; and Mr. Whiddon received $7,500 pursuant to these arrangements. Mr. Welch was appointed to the Board of Directors on February 19, 2003 and Mr. Whiddon was appointed to the Board of Directors on September 3, 2003.

        We have also established arrangements to compensate Messrs. Pulver, Fulton, and Whiddon for their participation in Audit Committee meetings. Pursuant to these arrangements, each director receives $1,000 for each Audit Committee meeting convened in conjunction with a board meeting, $1,000 for each telephonic Audit Committee meeting, and $2,500 for each Audit Committee meeting convened separately from a board meeting. In fiscal 2003, Mr. Pulver received $10,000; Mr. Fulton received $10,000; and Mr. Whiddon received $3,500 in accordance with these arrangements. Effective January 4, 2004, Mr. Pulver will receive an additional annual retainer of $10,000 for serving as committee chairman.

        We have also established arrangements to compensate Messrs. Fulton and Welch for their participation in Compensation and Nominating and Corporate Governance Committee meetings. Pursuant to these arrangements, each director receives $1,000 for each committee meeting convened in conjunction with a board meeting, $1,000 for each telephonic committee meeting, and $2,500 for each committee meeting convened separately from a board meeting. In fiscal 2003, Mr. Fulton received $8,500 and Mr. Welch received $2,500 in accordance with these arrangements.

        We reimburse directors for travel expenses incurred in connection with attending board, committee, and stockholder meetings and for other expenses incurred in the conduct of the Company's business. We pay no additional remuneration to Mr. Rowan for serving as a director. There are no family relationships among any of the directors or executive officers.

Consideration of Director Nominees

        The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the board. In the event that vacancies occur or are anticipated, the committee will identify prospective nominees that come to its attention through current board members, professional search firms, or stockholders with more than 1% of our common stock. The board believes that it is appropriate to limit the group of stockholders who can propose nominees due to time constraints on the Nominating and Corporate Governance Committee. The committee will consider persons recommended by stockholders with more than 1% of our common stock for inclusion as nominees for election to the board if the names of such persons are submitted in writing in a timely manner to the Secretary of Carter's, Inc. and include the nominee's name, address, and qualifications for board membership. Stockholder recommendations should be addressed to:

      Michael D. Casey
      Secretary of Carter's, Inc.
      The Proscenium
      1170 Peachtree Street NE, Suite 900
      Atlanta, Georgia 30309

        When evaluating a potential candidate for membership on the board, the committee considers the skills and characteristics that the board requires of new directors at the time the evaluation is made. This assessment includes an analysis of each candidate's judgment, age, skills, experience, and an assessment of the perceived needs of the board and its committees at that point in time. In connection with this evaluation, the committee will determine whether to interview prospective nominees, and if warranted, one or more members of the committee, and others as appropriate, will interview prospective nominees in person or by telephone. Once this evaluation is completed, and if warranted, the committee recommends candidates to the board for nomination, and the board selects the nominees after considering the recommendation of the committee.

Executive Sessions

        Executive sessions of non-management directors are held at least four times a year. Any non-management director can request that an additional executive session be scheduled.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

        The board proposes that two Class I Directors be elected. The Company's board is divided into three classes with each director serving a three-year term or until his earlier resignation, death, or removal. The Company's current Class II and Class III Directors and the two nominees for election as Class I Directors are listed below. Each nominee currently serves as a Class I Director. The nominees for election as Class I Directors are:

Class I Nominees—Terms Expiring in 2007

Name	Age	Current Position
Ross M. Jones	38	Director
David Pulver	62	Director

        The individuals who currently serve as Class II and Class III Directors are:

Class II Directors—Terms Expiring in 2005

Name	Age	Current Position
Bradley M. Bloom	51	Director
Frederick J. Rowan, II	64	Chairman of the Board of Directors, President, and Chief Executive Officer

Class III Directors—Terms Expiring in 2006

Name	Age	Current Position
Paul Fulton	69	Director
John R. Welch	71	Director
Thomas Whiddon	51	Director

        Set forth below is a description of the background of each of the directors of the Company.

        Frederick J. Rowan, II joined us in 1992 as President and Chief Executive Officer and became Chairman of our Board of Directors in October 1996. Prior to joining us, Mr. Rowan was Group Vice President of VF Corporation, a multi-division apparel company and, among other positions, served as President and Chief Executive Officer of both The HD Lee Company Inc. and Bassett-Walker, Inc., divisions of VF Corporation. Mr. Rowan, who has been involved in the textile and apparel industries for 39 years, has been in senior executive positions for nearly 27 of those years. Mr. Rowan began his career at the DuPont Corporation and later joined Aileen, Inc., a manufacturer of women's apparel, where he subsequently became President and Chief Operating Officer.

        Bradley M. Bloom became a director in August 2001. Mr. Bloom is a Managing Director of Berkshire Partners LLC, which he co-founded in 1986. He has been a director of several of Berkshire Partners' retailing companies including Gordon Brothers Group, Sterling, Inc., America's Best Contacts and Eyeglasses, L.P., and Miami Cruiseline Services Holdings I B.V.

        Ross M. Jones became a director in August 2001. Mr. Jones is a Managing Director of Berkshire Partners LLC, which he joined in 1993. He has been a director of several of Berkshire Partners'

retailing, manufacturing, and business services companies including AVW- TELAV Inc., Sterling Collision Centers, Inc., and Thomas Built Buses, Inc.

        David Pulver became a director in January 2002. Mr. Pulver has been a private investor for approximately 21 years, is the President of Cornerstone Capital, Inc., and has been a board member of Hearst-Argyle Television, Inc., since August of 1997. Mr. Pulver was a founder of The Children's Place, Inc., and served as its Chairman and Co-Chief Executive Officer until 1982.

        Paul Fulton became a director in May 2002. Mr. Fulton retired as President of Sara Lee Corp. in 1993, after spending 34 years with the company. He is currently non-Executive Chairman of the Board of Bassett Furniture Industries, Incorporated, where he has been a board member since August 1993. Mr. Fulton is also a current board member of Bank of America Corporation, has been a board member since October 1989 of Sonoco Products Company, Inc., and has been on the board of Lowe's Companies, Inc. since December 1996.

        John R. Welch became a director in February 2003. Mr. Welch retired as President of Mast Industries (Far East) Ltd. in April 2002 after spending the previous 18 years with the company. Mr. Welch also served as Executive Vice President of Operations at Warnaco Knitwear, a division of Warnaco, Inc. from August 1978 to December 1983.

        Thomas Whiddon became a director in August 2003. Mr. Whiddon retired as Executive Vice President—Logistics and Technology of Lowe's Companies, Inc. in March 2003, a position he held since 2000 after serving as the company's Chief Financial Officer from 1996 to 2000. Mr. Whiddon has over 29 years of accounting and financial experience. Mr. Whiddon is currently a board member of Sonoco Products Company, Inc. and of Dollar Tree Stores, Inc.

Our board recommends a vote FOR the election of the two nominees, Ross M. Jones and David Pulver, as Class I Directors.

Vote Required

        The two nominees for election as Class I Directors who receive the greatest number of votes will be elected as Class I Directors. Votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for each nominee and, therefore, will not affect the outcome of the vote on such proposal.

SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the number of shares of the Company's common stock owned by each of the following parties as of March 17, 2004, or as of such other date as indicated: (a) each person known by the Company to own beneficially more than five percent of the outstanding common stock; (b) the Chief Executive Officer of the Company; (c) each of the other four most highly compensated executive officers of the Company (determined for the year ended January 3, 2004); (d) each director of the Company; and (f) all directors and officers as a group.

	Beneficial Ownership
Name of Beneficial Owner
	Shares	Percent
Berkshire Fund V, Limited Partnership (1)	18,566,479	66.3%
Frederick J. Rowan, II (2)	1,314,360	4.5%
Joseph Pacifico (3)	419,082	1.5%
Charles E. Whetzel, Jr. (3)	419,082	1.5%
David A. Brown (3)	419,082	1.5%
Michael D. Casey (3)	181,094	*
Bradley M. Bloom (4)	—	—
Ross M. Jones (4)	—	—
David Pulver (5)	109,435	*
Paul Fulton (6)	92,835	*
John R. Welch (7)	11,721	*
Thomas Whiddon (8)	35,855	*
All directors and executive officers as a group (9)	3,002,546	10.2%

*
Indicates less than 1% of our common stock.

(1)
Includes 11,811,007 shares of common stock held by Berkshire Fund V, Limited Partnership, 5,574,372 shares of common stock held by Berkshire Fund V Coinvestment Fund, Limited Partnership, and 1,181,100 shares of common stock held by Berkshire Investors LLC. Fifth Berkshire Associates LLC is the general partner of each of Berkshire Fund V, Limited Partnership and Berkshire Fund V Coinvestment Fund, Limited Partnership, and has voting and investment power for each partnership. Fifth Berkshire Associates LLC, Berkshire Investors LLC, and Berkshire Partners LLC have the same managing members including Messrs. Bloom and Jones. The address of each of these entities is c/o Berkshire Partners LLC, One Boston Place, Suite 3300, Boston, Massachusetts 02108.

(2)
Includes 1,247,751 shares subject to exercisable options, including options that will become exercisable during the 60 days after March 17, 2004.

(3)
Includes 77,938 shares subject to exercisable options, including options that will become exercisable during the 60 days after March 17, 2004.

(4)
Messrs. Bloom and Jones are Managing Directors of Berkshire Partners LLC. By virtue of their positions as managing members of each of Berkshire Investors LLC and Fifth Berkshire Associates LLC, the general partner of Berkshire Fund V, Limited Partnership and Berkshire Fund V Coinvestment Fund, Limited Partnership, Messrs. Bloom and Jones may be deemed to have beneficial ownership of 18,566,479 shares of common stock beneficially owned by these entities, which represents 66.3% of our outstanding common stock. However, neither Mr. Bloom nor Mr. Jones, acting alone, has voting or investment power with respect to the shares beneficially owned by these entities.

(5)
Mr. Pulver is the sole stockholder of Cornerstone Capital, Inc., which is the record holder of 106,235 of the shares set forth next to Mr. Pulver's name above. The address for Cornerstone

  Capital, Inc., is 2711 Rhone Drive, Palm Beach Gardens, FL 33410. The total shown next to Mr. Pulver's name includes 3,200 shares subject to exercisable options, including options that will become exercisable during the 60 days following March 17, 2004.

(6)
Mr. Fulton's address is c/o Bassett Furniture Industries, Inc., 380 Knollwood St., Suite 610, Winston-Salem, NC 27103. The total shown next to Mr. Fulton's name includes 1,600 shares subject to exercisable options, including options that will become exercisable during the 60 days following March 17, 2004.

(7)
Mr. Welch's address is 32 Quason Lane, Harwichport, MA 02646. The total shown next to Mr. Welch's name includes 1,600 shares subject to exercisable options, including options that will become exercisable during the 60 days following March 17, 2004.

(8)
Mr. Whiddon's address is 8 Winston Drive, Belleair, FL 33756.

(9)
Includes 1,565,903 shares subject to exercisable options, including options that will become exercisable during the 60 days following March 17, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 (a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's common stock, file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all forms were filed in a timely manner during fiscal 2003.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table sets forth all compensation earned in fiscal years 2003, 2002, and 2001 by our Chief Executive Officer and each of the other four most highly compensated executive officers (whom we refer to collectively as the "named executive officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(a)	Other Annual Compensation(b)	Securities Underlying Options	All Other Compensation(c)
Frederick J. Rowan, II Chairman of the Board of Directors, President, and Chief Executive Officer	2003 2002 2001	$717,000 683,000 650,000	$2,555,050 5,853,800 812,500	$545,776 616,261 682,546	— — 599,836		$178,804 102,901 2,477,901
Joseph Pacifico President—Marketing	2003 2002 2001	$463,000 441,000 420,000	$419,167 358,300 341,250	$239,461 262,029 257,318	— — 194,844	$	— — 325,000
Charles E. Whetzel, Jr. Executive Vice President—Global Sourcing	2003 2002 2001	$330,000 314,000 285,000	$311,104 255,100 231,563	$140,105 158,411 146,454	— — 194,844	$	— — 325,000
David A. Brown Executive Vice President—Operations	2003 2002 2001	$330,000 314,000 285,000	$311,104 255,100 231,563	$107,760 117,184 118,538	— — 194,844	$	— — 325,000
Michael D. Casey Executive Vice President and Chief Financial Officer	2003 2002 2001	$329,000 299,000 250,000	$310,292 242,900 203,125	$110,397 125,251 116,278	— — 194,844	$	— — 1,175,000

(a)
Bonus amounts in fiscal 2003 for each of the named executive officers include their portions of the Company's payment to holders of vested, but unexercised options. In fiscal 2002, Mr. Rowan's bonus included a special bonus of $5.0 million paid pursuant to his amended and extended employment agreement.

(b)
Other annual compensation includes supplemental retirement plan benefits and associated tax gross-up payments for each named executive officer other than Mr. Rowan, automobile allowances, and medical cost reimbursement. For Mr. Rowan, other annual compensation includes tax gross-up payments for the increase in investment value of the trust established to fund his supplemental retirement plan.

(c)
All other compensation includes management bonuses paid in connection with the acquisition of the Company by investment funds affiliated with Berkshire Partners LLC on August 15, 2001 (the "Acquisition"). For Mr. Rowan, this also includes an annual premium paid by the Company for life insurance policies for his benefit and, in 2003, the associated tax gross-up for such expenses.

Option Grants in the Last Fiscal Year

        We did not grant any options to acquire common stock to our named executive officers during fiscal 2003.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

        None of our named executive officers exercised options to purchase common stock during fiscal 2003. The following table sets forth the number of shares of common stock subject to options and the value of such options held by each of the named executive officers as of January 3, 2004. This table assumes a per share price of $25.40, which is the average of the high and low stock price of our common stock on January 3, 2004 as reported by the New York Stock Exchange.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick J. Rowan, II	1,127,903	479,750	$26,397,889	$9,232,789
Joseph Pacifico	30,022	164,822	$577,781	$3,171,992
Charles E. Whetzel, Jr.	30,022	164,822	$577,781	$3,171,992
David A. Brown	30,022	164,822	$577,781	$3,171,992
Michael D. Casey	30,022	164,822	$577,781	$3,171,992

Executive Officers' Biographical Information and Experience

        The following table sets forth the name, age, and position of each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Frederick J. Rowan, II	64	Chairman of the Board of Directors, President, and Chief Executive Officer
Joseph Pacifico	54	President-Marketing
Charles E. Whetzel, Jr.	53	Executive Vice President—Global Sourcing
David A. Brown	46	Executive Vice President—Operations
Michael D. Casey	43	Executive Vice President and Chief Financial Officer

        Frederick J. Rowan, II joined us in 1992 as President and Chief Executive Officer and became Chairman of our Board of Directors in October 1996. Prior to joining us, Mr. Rowan was Group Vice President of VF Corporation, a multi-division apparel company and, among other positions, served as President and Chief Executive Officer of both The HD Lee Company Inc. and Bassett-Walker, Inc., divisions of VF Corporation. Mr. Rowan, who has been involved in the textile and apparel industries for 39 years, has been in senior executive positions for nearly 27 of those years. Mr. Rowan began his career at the DuPont Corporation and later joined Aileen, Inc., a manufacturer of women's apparel, where he subsequently became President and Chief Operating Officer.

        Joseph Pacifico joined us in 1992 as Executive Vice President-Sales and Marketing and was named President-Marketing in 1997. Mr. Pacifico began his career with VF Corporation in 1981 as a sales representative for The HD Lee Company Inc. and was promoted to the position of Vice President of Marketing in 1989, a position he held until 1992.

        Charles E. Whetzel, Jr. joined us in 1992 as Executive Vice President-Operations and was named Executive Vice President-Manufacturing in 1997. In 2000, Mr. Whetzel's title became Executive Vice President-Global Sourcing consistent with our focus on global sourcing capabilities. Mr. Whetzel began his career at Aileen, Inc. in 1971 in the Quality function and was later promoted to Vice President of Apparel. Following Aileen, Inc., Mr. Whetzel held positions of increased responsibility with Health-Tex, Inc., Mast Industries, Inc., and Wellmade Industries Inc. In 1988, Mr. Whetzel joined

Bassett-Walker, Inc. and was later promoted to Vice President of Manufacturing for The HD Lee Company Inc.

        David A. Brown joined us in 1992 as Senior Vice President-Business Planning and Administration. In 1997, Mr. Brown was named Executive Vice President-Operations. Prior to 1992, Mr. Brown held various positions at VF Corporation including Vice President—Human Resources for both The HD Lee Company Inc. and Bassett-Walker, Inc. Mr. Brown also held personnel focused positions with Blue Bell, Inc. and Milliken & Company earlier in his career.

        Michael D. Casey joined us in 1993 as Vice President-Finance and was named Senior Vice President-Finance in 1997. In 1998, Mr. Casey was named Senior Vice President and Chief Financial Officer. In March 2003, Mr. Casey was named Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Casey was a Senior Manager with Price Waterhouse LLP.

Employment Arrangements

        Frederick J. Rowan, II, Chairman of the Board of Directors, President, and Chief Executive Officer, entered into a revised employment agreement with us in December 2002. Mr. Rowan's employment agreement is for a five-year term, subject to termination upon notice. Pursuant to this agreement, Mr. Rowan received a $5.0 million special bonus and is entitled to receive:

  •
  a base salary of $717,000 for fiscal 2003, subject to annual cost of living adjustments and any increases approved by the board;

  •
  annual cash bonuses under a bonus plan administered by the Compensation Committee of the board based upon our achievement of targeted performance levels as defined in the incentive compensation plan; and

  •
  specified fringe benefits, including health and disability insurance, life insurance or funds sufficient to provide life insurance of 250% of Mr. Rowan's base salary, and an automobile or automobile allowance. The employment agreement leaves in place the separate supplemental retirement arrangement described below.

        If we terminate Mr. Rowan's employment without cause, he will continue to receive his then-current salary and we will maintain fringe benefits on his behalf for three years following his termination. Mr. Rowan will also receive specified bonuses. Mr. Rowan has agreed not to compete with us for the two-year period following the end of his employment with us, unless he is terminated without cause, in which case the duration of such period is one year.

        Under separate agreements, we have agreed to provide Mr. Rowan with a supplemental executive retirement benefit according to a formula based on his final average annual salary during the highest 36 consecutive months of his last 60 months of employment, offset by both certain other retirement benefits and Social Security benefits to which he is entitled. This benefit, before offsets, is subject to an overall maximum amount. The maximum amount equals the after tax benefit that would be realized by Mr. Rowan if he were to receive a fully taxable benefit of $385,000 payable under a 50% joint and survivor form of annuity. The plan's normal retirement date is the first day of the month following the month in which Mr. Rowan attains age 65. Assets supporting the obligations of this agreement are held in a dedicated irrevocable trust and are not our assets. The assets are comprised of insurance policies that have a cash value. To the extent the assets of the trust became insufficient to meet our obligations to Mr. Rowan, we would be required to fund any shortfall. Mr. Rowan is also entitled to additional payments each year to defray the tax cost to him of the funded trust and of the additional payments.

        Joseph Pacifico, Charles E. Whetzel, Jr., David A. Brown, and Michael D. Casey each entered into a revised employment agreement with us in August 2001. The employment agreement of each of these executives was for an initial two-year term, which automatically extends annually for successive one-year terms, subject to termination upon notice. Pursuant to such agreements, Messrs. Pacifico, Whetzel, Brown, and Casey are entitled to receive:

  •
  a base salary, $463,000, $330,000, $330,000, and $329,000 for fiscal 2003, subject to annual cost of living adjustments and any increases approved by the board;

  •
  annual cash bonuses under a bonus plan administered by the Compensation Committee of the board based upon our achievement of targeted performance levels as defined in the incentive compensation plan; and

  •
  specified fringe benefits, including an automobile allowance.

        If we terminate any of these executives' employment without cause as defined, he will continue to receive his then-current salary and specified bonuses for two years following termination, and we will maintain fringe benefits on his behalf until the earlier of the end of the two-year period following termination or his 65th birthday. Each of these executives has agreed not to compete with us for a one-year period following the end of his employment with us, unless we terminate him without cause as defined, in which case the duration of such period is six months.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

        During fiscal 2003, the board established an appropriate governance process, including the establishment of a Compensation Committee. The board adopted a written charter for the Compensation Committee that clearly articulates the duties and responsibilities of the committee.

        The Compensation Committee of the board is responsible for administering the Company's executive compensation programs and establishing the salaries and other compensation of the Company's executive officers. The committee consists of only non-employee directors, who are appointed by the board.

Compensation Philosophy

        Carter's, Inc. is committed to achieving long-term, sustainable growth and increasing shareholder value. Our compensation programs for executive officers are designed to maintain these commitments and encourage strong financial performance on an annual and longer-term basis. The principal elements of the compensation structure for the Chief Executive Officer and other executive officers are base salary, performance bonus awards, certain fringe benefits, and long-term compensation consisting primarily of stock options.

        In order to maintain the effectiveness of our current executive compensation structure, the Compensation Committee annually reviews the reasonableness of executive compensation levels using public information about comparable companies within our industry, taking into account individual performance as well as the Company's growth and profitability. In making such determinations, the Compensation Committee reviews the nature and scope of each executive officer's responsibilities as well as his or her effectiveness in supporting our long-term goals. The Compensation Committee attempts to set levels of salary, bonus, and other compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment. The committee has retained the Hay Group, a compensation consulting firm, to advise it on compensation matters.

Annual Compensation

        The Compensation Committee annually reviews and approves the base salaries of executive officers, including the Chief Executive Officer. In making these determinations, the committee considers various factors such as the executive's employment agreement with the Company, the executive's performance and responsibilities, leadership, years of experience, competitive salaries within the marketplace, and the executive's total compensation package. Annual salary increases are effective each year on March 1.

Annual Performance Bonuses

        The annual performance bonus for executive officers consists of a cash bonus payment based upon both the Company's total performance and individual executive performance, in accordance with the Company's Amended and Restated Annual Incentive Compensation Plan. Each year, the committee approves EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) targets for the Company and sets bonus targets for each of the named executive officers. The committee approves annual bonuses for all eligible employees, including the executive officers of the Company, based on whether the pre-approved EBITDA targets were met and whether any other pre-established performance criteria set by the Compensation Committee were achieved. As outlined in the Amended and Restated Annual Incentive Compensation Plan, the committee may revise the established performance criteria and establish new performance criteria.

Long-Term Compensation

        In order to ensure that the interests of management are aligned with creating stockholder value, the Compensation Committee provides and maintains long-term equity incentive programs.

        The Compensation Committee has the authority to issue equity awards under the 2003 Equity Incentive Plan, which was first adopted in 2001 and amended and restated in 2003. Approval of the amended and restated plan is the subject of Proposal Number Two. Under the plan, the Compensation Committee may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, stock deliverable on a deferred basis, performance-based stock awards, and cash payments intended to defray the cost of awards. The 2003 amendment increased the number of shares available to be delivered under the plan by 400,000 shares. Participation in the plan is limited to those key employees and other persons who are recommended by management and approved by the Compensation Committee. Under the plan, the maximum number of shares for which awards may be granted to any participant in any year, and the maximum number of shares deliverable to any participant through other awards for any year, is in each case limited to 4,000,000 shares per participant. The limit on shares available under the plan, the individual limits, and other award terms are subject to adjustment to reflect stock splits or stock dividends, combinations, and certain other events. The plan also includes provisions concerning the treatment of awards upon the termination of service of an individual employee, and in the case of a merger or similar corporate transaction by the Company.

        Three types of options are currently outstanding under the plan. Basic options vest ratably over a five-year period, but immediately vest upon a change in control, as defined. Performance options vest after eight years, but may vest earlier, either all or in part, upon the Company's achievement of certain defined performance objectives as of the date approximately five years after the grant date, or upon the occurrence of one of several events, including a change of control, or termination of employment. Rollover options are fully vested options that were issued prior to August 15, 2001. There are 944,504 Basic, 1,510,308 Performance, and 1,379,620 Rollover options currently outstanding under the Plan, and total ungranted options of 509,764.

Compensation of Chief Executive Officer

        During fiscal 2003, our CEO, Frederick J. Rowan, II, received a base annual salary of $717,000, which represents a 5% increase over the annual base salary paid to him during fiscal 2002. Mr. Rowan also participated in the annual incentive bonus program discussed above pursuant to which he received $896,250 (compared to $853,800 in fiscal 2002) primarily based upon the attainment of a combination of specified EBITDA performance levels by the Company and individual performance goals for fiscal 2003. Mr. Rowan also received specified fringe benefits, including health and disability insurance, life insurance sufficient to cover 250% of his base salary, and an automobile allowance. Such other compensation totaled approximately $724,580 in fiscal 2003.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of executive compensation paid by a publicly-held company to $1,000,000 per individual employee per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company that also meets certain other technical requirements. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, the possibility exists that individual exceptions may occur.

Submitted by the Compensation Committee
Paul Fulton, Chairman Bradley M. Bloom Ross M. Jones
February 19, 2004

Compensation Committee Interlocks and Insider Participation

        Mr. Jones, Mr. Bloom, and Mr. Fulton serve on our Compensation Committee. Mr. Jones and Mr. Bloom also held the non-executive office of Vice President of our Company but resigned in August 2002. We did not compensate Messrs. Bloom and Jones for their services as Vice Presidents. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our board or the Compensation Committee.

STOCKHOLDER RETURN PERFORMANCE SUMMARY*

        The graph below compares the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and the S&P Apparel Retail Index.

*
$100 invested in Carter's, Inc. or the S&P 500 Index on October 24, 2003 or in the S&P Apparel Retail Index on September 30, 2003 including reinvestment of dividends through December 31, 2003.

        Carter's, Inc.'s common stock was first offered publicly at $19.00 per share on October 24, 2003 and first traded at $24.05 per share. The above chart reflects the closing price of $24.65 per share on October 24, 2003, our first day of trading on the New York Stock Exchange.

PROPOSAL NUMBER TWO
APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN

        The board recommends that stockholders approve the 2003 Equity Incentive Plan. The plan was originally adopted and approved by the Company's stockholders on August 15, 2001. Subsequently, the plan was amended to increase the number of shares available to be delivered under the plan by 400,000; its terms were restated and it was renamed. On October 10, 2003, prior to our initial public offering, the 2003 Equity Incentive Plan was approved by the Compensation Committee, the board, and the stockholders.

        The board recommends that stockholders approve the plan to help ensure that future awards granted under the plan will qualify for exceptions to the deductibility limits under Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) limits the deductibility of executive compensation paid by a publicly-held company to its Chief Executive Officer and its four other most highly-compensated officers to $1,000,000 per individual per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company and that meets certain other technical requirements.

        The following description summarizes the material features of the plan but may not contain all of the information you may wish to know. We encourage you to review the entire text of the plan. The plan is not required to be qualified under Section 401 of the Internal Revenue Code of 1986 nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.

        In 2003, there were no options issued to any of our executive officers or directors other than 8,000 options granted to John R. Welch, Director, on February 20, 2003 and 8,000 options granted to Thomas Whiddon, Director on September 17, 2003.

Summary of the 2003 Equity Incentive Plan

        Purpose.    We established the plan in order to enhance our ability to attract and retain able employees, consultants, or advisers, to reward such individuals for their contributions, and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries. To this end, the plan permits us to grant a variety of stock and cash-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, promises to deliver stock in the future, securities (other than stock options) that are convertible into or exchangeable for stock, rights to receive cash or stock based on performance, and cash grants or loans made in connection with other awards.

        Administration.    The administrator is the Compensation Committee of the board that consists of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 under the 1934 Act and "outside directors" within the meaning Section 162(m). The administrator will set the terms of all awards including the exercise price for awards that have one. Subject only to the limitations provided in the plan, the administrator has discretionary authority to interpret the plan; determine eligibility for and grant awards; determine, modify, or waive the terms and conditions of any award; prescribe forms, rules, and procedures; and otherwise do all things necessary to carry out the purposes of the plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m), the administrator will attempt to qualify the award for that exception. Determinations of the administrator made under the plan are conclusive and bind all parties.

        Eligibility and Participation.    Key employees, directors, and non-employees who, in the opinion of the plan's administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries will be eligible to receive awards under the plan. Eligibility for incentive stock options generally is limited to our employees. Approximately 50 people currently participate in the plan.

        Effective Date and Term.    The plan was originally adopted on August 15, 2001 and was approved by stockholders on August 15, 2001. The provisions of the amended, restated, and renamed plan, including the increase in the number of shares available to be delivered under awards, were approved by the stockholders and the board on October 10, 2003 prior to our initial public offering. Although the number of shares that may be granted under the plan is limited, as described below, there is no time limit on the duration of the plan itself. However, no incentive stock options may be granted under the plan after August 15, 2011.

Shares Subject to the Plan

        Number of Shares.    The aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the plan is 4,344,196, subject to adjustments in the event of certain changes in our capitalization as described below. As of March 17, 2004, the total number of shares of common stock underlying the awards granted under the plan was 3,834,432 and the price per share of our common stock on the same date was $30.30. If any award granted under the plan terminates before it is fully exercised, or upon exercise is satisfied other than by delivery of stock, the number of shares as to which such award was not exercised is available for future grants. The maximum number of shares that may be issued under the plan represents approximately 15.5% of the total number of shares of our common stock outstanding on March 17, 2004, excluding treasury shares.

        Adjustments to Awards.    In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the plan and to the maximum share limits on awards to individual participants. The administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. The administrator may also make the adjustments described above to take into account distributions to stockholders other than stock dividends or normal cash dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving the Company's stock, or any other event, if it determines that adjustments are appropriate to avoid distortion in the operation of the plan and to preserve the value of awards made under the plan.

        Shares to be Delivered.    Shares delivered under the plan may be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the plan.

        Section 162(m) Limits and Requirements.    The maximum number of shares for which stock options may be granted to any person in any calendar year and the maximum number of shares subject to stock appreciation rights granted to any person in any calendar year will each be 4,000,000, subject to adjustments in the event of changes in our capitalization as described above. The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 4,000,000 shares (or their value in dollars), subject to adjustments in the event of changes in our capitalization as described above, and, with respect to any cash grant made in connection with a related award to defray the cost of the award to a participant, only the amount necessary to defray all or part of the cost of the related award to the participant. Stock options and stock appreciation rights that are granted with an exercise price that is less than the fair market value of the underlying shares on the date of the grant will be subject to the limits imposed by both of the two preceding sentences.

        In the case of any performance award intended to qualify as performance-based for the purposes of Section 162(m), the plan and such award will be construed so as to qualify the award for such exception. With respect to such performance awards, the administrator will pre-establish, in writing, specific performance criteria no later than 90 days after the start of the period of performance (or at an earlier time if necessary to qualify the award as performance-based under Section 162(m)). The performance criteria shall serve as a condition to the grant, vesting, or payment of the performance award, as determined by the administrator. The performance criteria pre-established by the administrator will be an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings. A performance criterion measure determined by the administrator need not be based upon an increase, a positive or improved result, or avoidance of loss. Prior to the grant, vesting, or payment of the performance award, as the case may be, the administrator will determine whether the performance criteria have been attained and such determination will be conclusive. If the performance criteria are not attained, no other award will be provided in substitution of the performance award. The provisions of this paragraph will not apply to an award that consists of a stock option or stock appreciation right that was granted with an exercise price not less than the fair market value of the underlying stock on the date of grant.

Awards

        Stock Options.    The administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price. Two types of stock options may be granted under the plan: incentive stock options, or "ISOs," which are subject to special tax treatment as described below, and non-statutory options. As indicated above, eligibility for ISOs is limited to our employees. The exercise price of an ISO cannot be less than the fair market value of the common stock at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of non-statutory options, the exercise price and the expiration date are determined in the discretion of the administrator. The administrator also determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options. As indicated above, the closing price of our common stock as reported on the New York Stock Exchange on March 17, 2004 was $30.30 per share.

        Stock Appreciation Rights.    The administrator may grant stock appreciation rights under the plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash or common stock or a combination thereof (as determined by the administrator) computed by reference to appreciation in the value of a share of common stock.

        Stock Awards; Deferred Stock.    The plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Other awards under the plan may also be settled with restricted stock. The plan also provides for deferred grants ("deferred stock") entitling the recipient to receive shares of common stock in the future on such conditions as the administrator may specify.

        Performance Awards.    The administrator may also make awards subject to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, limits and requirements described above under "162(m) Limits and Requirements" will apply.

        Non-Transferability.    No award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant; provided, however, that the foregoing does not prohibit any pledge of an award to the Company or the transfer of an award of unvested stock or, for periods after restricted stock ceases to be subject to restrictions requiring that it be redeemed or offered for sale to the Company if specified conditions are not satisfied, awards of restricted stock.

        Effect, Discontinuance, Cancellation, Amendment, and Termination.    Neither adoption of the plan nor the grant of awards to a participant shall affect our right to make awards to such participant that are not subject to the plan, to issue shares to such participant as a bonus or otherwise, or to adopt other plans or compensation arrangements under which shares may be issued.

        The administrator may at any time discontinue granting awards under the plan. With the consent of the participant, the administrator may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the administrator specifies. The administrator may at any time or times amend the plan or any outstanding award for the purpose of satisfying the requirements of section 422 of the Internal Revenue Code of 1986 or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the plan as to any further grants of awards; provided, that except to the extent expressly required by the plan, no such amendment shall adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor shall such amendment, without the approval of the stockholders, effectuate a change for which stockholder approval is required in order for the plan to continue to qualify for the award of incentive stock options under Section 422 of the Internal Revenue Code of 1986.

        Federal Tax Effects.    The following discussion summarizes certain Federal income tax consequences of the grant and exercise of stock options under the plan, based on the Federal income tax laws in effect on the date of this proxy statement. The summary does not purport to be a complete description of Federal tax consequences that may be associated with the plan, nor does it cover state, local, or non-United States taxes.

        Incentive Stock Options.    In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the so-called "disqualifying" disposition results in ordinary income to the optionee (and a deduction available to us) equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized on the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

        Non-Statutory Options.    In general, an optionee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a capital gain or loss for which we are not entitled to a deduction.

        ISOs are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000. In general, ISOs are also treated as non-statutory options to the extent that they are exercised by the optionee more than three months after termination of employment.

        Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that are granted or that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control in excess of certain limits. If these limits are exceeded, the excess may be subject to an additional 20% Federal tax and may be nondeductible to us.

        2003 Equity Incentive Plan Benefits.    The future benefits or amounts that would be received under the 2003 Equity Incentive Plan by executive officers, non-executive directors, and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, no benefits or amounts were received by or allocated to such persons under the plan during the portion of the last completed fiscal year in which the plan was in effect.

The foregoing is only a summary of the 2003 Equity Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Vote Required

        Approval of the 2003 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on such proposal.

The board recommends a vote FOR the approval of the 2003 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information about the Company's common stock that may be issued upon the exercise of options, warrants, and rights under all of Company's existing equity compensation plans as of January 3, 2004.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,834,432	$5.32	509,764
Equity compensation plans not approved by security holders	—	—	—

Total	3,834,432	$5.32	509,764

PROPOSAL NUMBER THREE
APPROVAL OF THE AMENDED AND RESTATED ANNUAL INCENTIVE COMPENSATION PLAN

        The board recommends that stockholders approve the Amended and Restated Annual Incentive Compensation Plan. The plan was originally adopted on February 10, 1989 and was subsequently amended and restated effective with respect to the fiscal year beginning December 29, 2002. On October 10, 2003, prior to our initial public offering, the Amended and Restated Annual Incentive Compensation Plan was approved by the Compensation Committee, the board, and the stockholders.

        The board recommends that stockholders approve the plan to help ensure that future awards and certain awards made in respect of the 2004 fiscal year qualify for exceptions to the deductibility requirements under Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) limits the deductibility of executive compensation paid by a publicly-held company to its Chief Executive Officer and its four other most highly-compensated executive officers to $1,000,000 per individual per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements. The awards granted under the plan to the Chief Executive Officer and the four other most highly-compensated executive officers are conditioned on obtaining shareholder approval of the plan consistent with applicable shareholder approval requirements under Section 162(m).

        The following description summarizes the material features of the plan but may not contain all of the information you may wish to know. We encourage you to review the entire text of the plan. The plan is not required to be qualified under Section 401 of the Internal Revenue Code of 1986 nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974.

Summary of the Amended and Restated Annual Incentive Compensation Plan

        Purpose.    The plan provides a means of paying incentive compensation to those employees (including those who also serve as officers or directors) in managerial and other important positions whose ability, ingenuity, and industry experience contribute materially to our success. Pursuant to the plan, the Compensation Committee establishes performance criteria and grants awards providing for the payment of incentive compensation upon the achievement of such performance criteria.

        Participation.    Prior to the beginning of each fiscal year, the Compensation Committee shall designate which employees may participate in the plan for that year. The committee may also designate additional employees, who are hired or promoted during the course of each fiscal year, or who otherwise become eligible (as determined by the Compensation Committee) during the course of the fiscal year, as eligible to participate in the plan. Approximately 100 people currently participate in the plan.

        Effective Date.    The plan was originally adopted on February 10, 1989. The amendment and restatement of the plan became effective with respect to the fiscal year beginning December 29, 2002 and subsequent fiscal years.

        Administration.    The plan is administered by, or under the direction of, the Compensation Committee. The committee has the exclusive right to interpret and construe the provisions of the plan.

        Section 162(m) Limits and Requirements.    With respect to any award intended to qualify as performance-based for the purposes of Section 162(m) of the Internal Revenue Code of 1986, the committee will exercise its discretion consistent with qualifying such award as performance-based within the meaning of Section 162(m). With respect to such awards, the committee pre-establishes one or more specific performance criteria no later than 90 days after the start of the period of performance (or at such earlier time as is required to qualify the award as performance-based under

Section 162(m)). The performance criteria serve as a condition to the grant, vesting, or payment of the award, as determined by the committee. The performance criteria pre-established by the committee will be an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings. A performance criterion measure determined by the committee need not be based upon an increase, a positive or improved result, or avoidance of loss. Prior to grant, vesting, or payment of the award, as the case may be, the committee determines whether the performance criteria have been attained and such determination is conclusive. If the performance criteria are not attained, no other award is provided in substitution of the award. The maximum benefit that may be paid to any person under any awards intended to qualify as performance-based under Section 162(m) in any calendar year is $3,000,000. Determinations of the committee are conclusive and bind all parties.

        Incentive Compensation Awards.    On or before the close of the first quarter of each fiscal year, the Compensation Committee pre-establishes performance criteria that it deems appropriate for determining the aggregate amount of incentive compensation which may be allowed to each of the participants for performance during the forthcoming year. Generally, if the committee becomes aware of additional facts after the performance criteria are established that would render the application of any or all of the established performance criteria inappropriate, the committee may revise, replace, or waive the performance criteria. However, with respect to any award made under the plan that is intended to qualify for the performance-based compensation exception under Section 162(m), as indicated above, the performance criteria pre-established by the committee shall serve as a condition to the grant, vesting, or payment of the award. If such performance criteria are attained with respect to an award intended to satisfy the performance-based compensation exception under Section 162(m), the committee may retain the discretion to reduce, but not to increase, the amount of the bonus payment actually paid to the award recipient to reflect those individual performance and Company performance considerations that the committee in its sole discretion deems appropriate.

        We are not required to segregate any of our assets for the reserve account and the amount is available for our general corporate purposes. No participant or beneficiary of any participant may assert any right or claim under the plan against any of our specific assets or our subsidiaries or against the reserve account.

        Allocation of Incentive Compensation Awards to Individuals.    As soon as practicable after the end of each fiscal year but in any event before March 1, the Compensation Committee determines the aggregate amount to be allocated to each participant under the plan for the preceding year. In general, each determination takes into account the performance criteria and the recommendation of our Chief Executive Officer. With respect to any award intended to qualify under the performance-based compensation exception under Section 162(m), the committee will certify whether the performance criteria have been attained, and if the performance criteria have not been attained, no payment will be made under the plan award and no other award will be made in substitution for the plan award.

        Amendment.    The Compensation Committee may, from time to time amend, modify, change, or terminate in whole or in part any or all of the provisions of the plan. No such amendment, modification, or change shall reduce the amount then credited to the account of any participant in the reserve account. If the plan is terminated and superseded by a new incentive compensation plan having substantially similar provisions, the accounts of participants in the reserve account, may, at the discretion of the committee, be continued in an incentive compensation reserve under such new plan. If the plan is terminated and the committee chooses not to continue the accounts of participants in an incentive compensation reserve under a new plan, all amounts credited under the plan will be distributed to the participants or their beneficiaries as soon as practicable, but in no event later than the 30th day following the date of termination of the plan.

        Amended and Restated Annual Incentive Compensation Plan Benefits.    The future benefits or amounts that would be received under the Amended and Restated Annual Incentive Compensation Plan by executive officers, non-executive directors, and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, no benefits or amounts were received by or allocated to such persons under the plan during the portion of the last completed fiscal year in which the plan was in effect.

The foregoing is only a summary of the Amended and Restated Annual Incentive Compensation Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

Vote Required

        Approval of the Amended and Restated Annual Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote on such proposal.

The board recommends a vote FOR the approval of the Amended and Restated Annual Incentive Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In January 2000, we issued a loan to Frederick J. Rowan, II, our Chairman, President, and Chief Executive Officer, in the amount of $4.3 million, the proceeds of which were used by Mr. Rowan to repay a previous loan from us in the amount of $1.5 million. In connection with the Acquisition, we amended the terms of this loan. Neither the original loan or the amended loan was issued in connection with the purchase of Carter's, Inc.'s common stock. As amended, the $4.3 million loan is payable in annual installments of $600,000 commencing on March 31, 2003, and thereafter on each anniversary thereof until such principal amount and all accrued and unpaid interest thereon has been repaid. In December 2002, Mr. Rowan made a voluntary payment of $1.5 million on this obligation. The loan is payable upon demand and is collateralized by a pledge of 88% of his equity in Carter's. The loan bears interest at the average rate payable by us under the revolving loan facility. The loan is prepayable with proceeds of any disposition of Mr. Rowan's pledged stock in Carter's. The highest outstanding balance under Mr. Rowan's loan during fiscal 2003 was $3.9 million. As of January 3, 2004, the outstanding balance of this obligation, including interest accrued thereon, is $3.4 million.

        In connection with the Acquisition, we entered into a management agreement with Berkshire Partners LLC. Under this agreement, we agreed, among other things, to pay Berkshire Partners an annual management fee of $1.65 million for four years commencing on the first anniversary of the Acquisition. This agreement was terminated for $2.6 million upon completion of the initial public offering of the Company's common stock.

        Also in connection with the Acquisition, we entered into a stockholders agreement with each of our stockholders that provided for restrictions and rights related to the transfer, sale, or purchase of our stock and agreements related to the voting of shares of our stock, including the nomination of the nominees of investment funds affiliated with Berkshire Partners to serve on our board. These restrictions and rights terminated upon consummation of the initial public offering. The stockholders agreement also provides investment funds affiliated with Berkshire Partners the right to require us to file two registration statements covering the public offering of our common stock owned by them at any time more than six months after our initial public offering and provides the other stockholders party to that agreement with the right to include a portion of their shares in a public offering being registered by the Company.

        On May 31, 2003, John R. Welch purchased 10,120 shares of our common stock for aggregate consideration of $100,000.

        On September 11, 2003, Thomas Whiddon purchased 35,855 shares of our common stock for aggregate consideration of $500,000.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        We operate in accordance with a written charter adopted by the board, which is reviewed annually by our committee. We are responsible for the oversight of the quality and integrity of the Company's accounting, auditing, and financial reporting practices. Our committee is composed solely of members who are independent, as defined by the New York Stock Exchange. Further, all of our members are audit committee financial experts as defined by the SEC.

        The company's management has primary responsibility for preparing its financial statements and supervising its financial reporting process. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements in accordance with generally accepted accounting principles in the United States of America.

        The committee met seven times during fiscal 2003, including two meetings held with the Company's Chief Financial Officer, Vice President of Finance, Vice President of Corporate Compliance, and PricewaterhouseCoopers LLP, prior to the public release of the Company's third quarter and annual earnings announcements in order to discuss the financial information contained in the announcements. During fiscal 2003, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles in the United States of America, and reviewed significant accounting policies and disclosure items with the committee. We obtained from the independent auditors a formal written letter describing all relationships between the auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended. We also discussed with the auditors any relationships that may affect their objectivity and independence. After such discussion and review, we concluded that the independent auditor's provision of non-audit services was compatible with their independence.

        We discussed and reviewed with the independent auditors communications required by generally accepted auditing standards, as described in the Codification of Statements on Auditing Standards No. 61, as amended, "Communication with Audit Committees," SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        On August 4, 2003, we established policies and procedures for the pre-approval of audit and non-audit services. We now pre-approve all audit services and all permitted non-audit services by the independent public accountants, including engagement fees and terms. We have delegated the authority to take such action between meetings to the committee chairman, who reports the decisions made to the full committee at its next scheduled meeting. From the date of adoption of these policies, all fees paid to, and services provided by, our independent public accountants have been pre-approved by the committee in accordance with this policy.

        Based on these reviews and discussions with management and the independent auditors, we recommend to the board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Mr. David Pulver, Chairman Mr. Paul Fulton Mr. Thomas Whiddon
March 12, 2004

INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP has been selected by the board as the independent auditors of the Company for the current fiscal year. A representative of the independent auditors is expected to be present at the meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

        The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PricewaterhouseCoopers LLP. The committee has pre-approved the use of PricewaterhouseCoopers LLP for specific types of services that fall within categories of non-audit services, which include various tax services, risk management reviews, reviews of actuarial reports, and advisory services regarding non-financial systems. In advance of its regularly scheduled meetings, the committee receives updates as to the fees associated with the services subject to general pre-approval. Services that do not fall within a pre-approved category require specific consideration and pre-approval by the committee.

AUDIT AND NON-AUDIT FEES

        The aggregate fees that the Company paid for professional services rendered by PricewaterhouseCoopers LLP for the years ended January 3, 2004 and December 28, 2002 were:

	2003	2002
Audit	$539,523	$798,088
Audit Related	35,000	32,500
Tax	133,800	166,638
All Other	54,446	38,223

Total	$762,769	$1,035,449

  •
  The Audit Fees for the fiscal years ended 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the Company ($270,000 in 2003 and $310,000 in 2002), reviews of quarterly results ($62,000 in 2003 and $59,000 in 2002), foreign statutory audit fees ($35,523 in 2003 and $52,088 in 2002); issuance of comfort letters, and assistance with review of documents filed with the SEC, including the Form S-1 ($172,000 in 2003 and $377,000 in 2002).

  •
  The Audit Related Fees for the fiscal years ended 2003 and 2002 were for assurance and services related to employee benefit plan audits.

  •
  Tax Fees for the years ended 2003 and 2002 were for services related to tax consultation and compliance and special projects, including a Unicap Inventory Analysis in 2003 ($87,500) and a Transaction Cost Analysis in 2002 ($75,000).

  •
  All Other Fees for the fiscal years ended 2003 and 2002 were for actuarial services related to the Company's long-term benefit plans ($32,000 in 2003 and $30,650 in 2002), a software license ($2,800 in 2003 and 2002), and foreign compliance work.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

APPENDIX A

CARTER'S, INC.
2003 EQUITY INCENTIVE PLAN

1.     Definitions.

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     Purpose.

        The purpose of this amended, restated and renamed Plan is to advance the interests of the Company by enhancing the ability of the Company and its subsidiaries to attract and retain able employees, consultants or advisers; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries by providing for the grant to Participants of Stock-based incentive Awards.

3.     Administration.

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.     Effective Date and Term of Plan.

        The Plan was originally adopted on August 15, 2001 and was approved by shareholders on August 15, 2001. The provisions of the amended, restated and renamed Plan set forth herein, including without limitation the increase in the number of shares available to be delivered under Awards, shall become effective on the date on which such amendment and restatement is approved by the shareholders of the Company. Except as hereinafter provided, any Award made prior to shareholder approval of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement. Notwithstanding the foregoing, an Award may be made under the terms of the amended, restated and renamed Plan but prior to shareholder approval of such amendment and restatement if the Award is conditioned upon such approval.

        No ISOs may be granted under the Plan after August 15, 2011.

5.     Shares Subject to the Plan.

  (a)
  Number of Shares.    The aggregate maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 4,344,196. If any Award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such Award was not exercised shall be available for future grants.

  (b)
  Shares to be Delivered.    Stock delivered under the Plan shall be authorized but unissued Stock, or if the Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

  (c)
  Section 162(m) Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 4,000,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 4,000,000 shares (or their value in dollars), and, with respect to any cash Award made in connection with a related Award pursuant to subparagraph (viii) under the definition of "Award" in Appendix A, an amount not to exceed the amount necessary to defray in whole or in part the cost (including tax cost) of the related Award to the Participant. However, Stock Options and SARs that are granted with an exercise price that is less than the fair market value of the underlying shares on the date of grant will be subject to the limits imposed by both of the two preceding sentences. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.

6.     Eligibility and Participation.

        Persons eligible to receive Awards under the Plan shall be such key Employees, directors (whether or not Employees), and such non-Employees who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or a "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

7.     Terms and Conditions of Awards.

  (a)
  ALL AWARDS

          (i)    Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

          (ii)    Transferability.    No Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit any pledge of an Award (other than an ISO) to the Company and shall not prohibit the transfer of an Award of unrestricted stock or, for periods after Restricted Stock ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied, Restricted Stock.

          (iii)    Vesting, Etc.    An Award will vest or become exercisable at such time or times and upon such conditions as the Administrator shall specify. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of all or any part of an Award.

          (iv)    Taxes.    The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock (which in the case of Stock acquired from the Company shall have been owned by the Participant for such minimum time, if any, as the Administrator may determine) in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

          (v)    Dividend Equivalents, Etc.    The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

          (vi)    Section 162(m).    Except as hereinafter provided, this Section 7(a)(vi) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m). In the case of any Performance Award to which this Section 7(a)(vi) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. The provisions of this Section 7(a)(vi) shall not apply to (i) an Award that consists of a Stock Option or SAR that was granted with an exercise price not less than the fair market value of the underlying Stock on the date of grant, or (ii) any Award to which the provisions of Treas. Regs. § 1.162-27(f) apply if made during the period to which such provisions apply, as determined by the Administrator.

  (b)
  AWARDS REQUIRING EXERCISE

          (i)    Time and Manner of Exercise of Awards.    Any exercise of an Award shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Administrator and (B) payment in full as specified below. A Stock Option shall be exercisable during such period or periods as the Administrator may specify. The latest date on which a Stock Option may be exercised shall be the Expiration Date.

          (ii)    Exercise Price.    The Administrator will determine the exercise price, if any, of each Award requiring exercise. The exercise price of each Stock Option shall be determined by the Administrator, but in the case of an ISO or a Stock Option described in the last sentence of this Section 7(b)(ii) shall not be less than 100% (110%, in the case of an ISO granted to a ten-percent shareholder) of the fair market value of the Stock at the time the Stock Option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. For this purpose, "fair market value" in the case of ISOs shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations. In the case of any Stock Option intended to qualify for the performance-based compensation exception under Section 162(m), other than a Stock Option to which the provisions of Treas. Regs. § 1.162-27(f) apply and which is granted during the period to which such provisions apply, as determined by the Administrator, the exercise price shall be not less than 100% of the fair market value of the Stock at the time the Stock Option is granted.

          (iii)    Payment of Exercise Price.    Stock purchased upon exercise of a Stock Option under the Plan shall be paid for as follows: (i) in cash, by check acceptable to the Administrator (determined in accordance with such guidelines as the Administrator may prescribe), or by money order payable to the order of the Company, or (ii) if so permitted by the Administrator and if legally permissible, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Administrator approves a shorter period) having a fair market value on the last business day preceding the date of exercise equal to the exercise price, (B) through a broker-assisted exercise program acceptable to the

  Administrator, (C) by delivery to the Company of a promissory note of the Participant with a reasonable commercial rate of interest, such note to be payable on such terms as are specified by the Administrator, or (D) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the person exercising the Stock Option.

          (iv)    Delivery of Stock.    A Participant shall not have the rights of a shareholder with regard to Awards under the Plan except as to Stock actually received by him or her under the Plan.

          The Company shall not be obligated to deliver any shares of Stock under the Plan (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

          If an Award is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Award has been transferred by the Participant's will or the applicable laws of descent and distribution, the Administrator shall be under no obligation to deliver Stock pursuant to exercise until the Administrator is satisfied as to the authority of the person or persons excising the Award.

          (v)    ISOs.    In the case of an ISO, the Administrator may require as a condition of exercise that the Participant exercising the ISO agree to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the ISO.

  (c)
  AWARDS NOT REQUIRING EXERCISE

        Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

8.     Effect of Certain Transactions.

  (a)
  MERGERS, ETC.

          Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity the following rules shall apply:

          (i)    Awards Other Than Stock Options.

            (A)  The Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines.

            (B)  In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each SAR and other Award requiring exercise (other than Stock Options) will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction.

            (C)  In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

          (ii)    Stock Options

            (A)  Subject to paragraph 8(a)(ii)(B) below, all outstanding Stock Options will cease to be exercisable and will be forfeited (after any payment or other consideration deemed equitable by the Administrator for the termination of any vested portion of any Award is made), as of the effective time of the Covered Transaction; provided, that the Administrator may in its sole discretion on or prior to the effective date of the Covered Transaction, (1) make any outstanding Stock Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any Stock Options, and/or (3) in the event of a Covered Transaction under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each share of such Stock surrendered in the Covered Transaction, make or provide for a payment (whether cash, non-cash or a combination of the foregoing) to the Participant equal to the difference between (A) the fair market value per share of the Stock times the number of shares of Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options.

            (B)  With respect to an outstanding Stock Option held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity, the Administrator may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph 8(a)(ii)(A) above, arrange to have such surviving or acquiring entity or affiliate assume any Stock Option held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Administrator, is substantially equivalent to any Stock Option being replaced.

          (iii)    Other Situations.    The Administrator may grant Awards under the Plan in substitution for Awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

  (b)
  CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

          (i)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change, whose determination will be binding on all persons.

          (ii)    Certain Other Adjustments.    To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (i) above to take into account distributions to stockholders other than those provided for in Section 8(a) and 8(b)(i), material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 8(a)), acquisition of stock or property, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

9.     Termination of Employment.

        In the case of any Award, the Administrator may, through agreement with the Participant (including without limitation, any Stockholders Agreement of the Company to which the Participant is a party), resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an Award not otherwise vested prior to termination, and terms allowing a later exercise by a former employee, consultant or advisor (or, in the case of a former employee, consultant or advisor who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution) as to all or any portion of the Award not exercisable immediately prior to termination of Employment, but in no case may an Award be exercised after the Expiration Date. If the Administrator does not otherwise provide for such provisions and if a Participant's Employment terminates prior to the Expiration Date (including by reason of death) the following provisions shall apply:

  (a)
  All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant's Employment that are not vested immediately prior to the cessation of Employment shall automatically terminate upon such cessation of Employment.

  (b)
  To the extent vested immediately prior to cessation of Employment, the Stock Option or SAR shall continue to be vested and shall be exercisable thereafter during the period prior to the Expiration Date for 60 days following such cessation (90 days in the event that a Participant's service terminates by reason of death); provided, however, that if the Participant's Employment is terminated "for Cause" as defined herein, all unvested or unexercised Awards shall terminate immediately.

  (c)
  Except as otherwise provided in an Award, after completion of the exercise period described in paragraph (b) above, the Awards described in paragraph (b) above shall terminate to the extent not previously exercised, expired, or terminated.

No Award requiring exercise shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

10.   Employment Rights.

        Neither the adoption of the Plan nor the grant of Awards shall confer upon any Participant any right to continue as an employee of, or consultant or adviser to, the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the Participant's relationship at any time. Except as specifically provided by the Administrator in any particular case, the loss of existing or potential profit in Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

11.   Effect, Discontinuance, Cancellation, Amendment, and Termination.

        Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company's right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or compensation arrangements under which Stock may be issued.

        The Administrator may at any time discontinue granting Awards under the Plan. With the consent of the Participant, the Administrator may at any time cancel an existing Award in whole or in part and grant another Award for such number of shares as the Administrator specifies. The Administrator may at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that except to the extent expressly required by the Plan, no such amendment shall adversely affect the rights of any Participant (without his or her consent) under any Award previously granted, nor shall such amendment, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the Award of incentive stock options under Section 422 of the Code.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":    The committee of the Board, consisting of two of more Directors, all of whom shall be "non-employee directors" within the meaning of Rule 16b-3 under the 1934 Act and "outside directors" within the meaning of Section 162(m). The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

        "Affiliate":    Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award":    Any or a combination of the following:

  (i)
  Stock Options;

  (ii)
  SARs;

  (iii)
  Restricted Stock;

  (iv)
  Unrestricted Stock;

  (v)
  Deferred Stock;

  (vi)
  Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines;

  (vii)
  Performance Awards; and

  (viii)
  Grants of cash made in connection with other Awards in order to help defray in whole or in part the cost (including tax cost) of the Award to the Participant.

        "Board":    The Board of Directors of the Company.

        "Cause":    The Board's determination, in its reasonable judgment, that any one or more of the following has occurred:

  (i)
  the Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

  (ii)
  the Participant shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

  (iii)
  the Participant shall have breached in any material respect any of the provisions of any agreement between the Participant and the Company, including, without limitation, the Company's Shareholders Agreement;

  (iv)
  the Participant shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company's normal business activities; or

  (v)
  the Participant shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Company":    Carter's, Inc., a Delaware corporation.

        "Covered Transaction":    Any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding voting stock by a single person or entity or by a group of persons and/or entities acting in concert, or (ii) a sale or transfer of all or substantially all the Company's assets.

        "Deferred Stock":    An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Employment":    A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

        "Expiration Date":    In the case of an Award requiring exercise, the date which is ten years (five years in the case of an ISO granted to anyone other than a "ten percent shareholder" as defined in Section 7(b)(ii)) from the date the Award was granted or such earlier date as may be specified by the Administrator at the time the Award is granted.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

        "Participant":    A person who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria":    Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), without regard to the provisions of Treas. Regs. § 1.162-27(f), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

        "Plan":    The Carter's, Inc. 2003 Equity Incentive Plan, as from time to time amended and in effect.

        "Restricted Stock":    An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Section 162(m)":    Section 162(m) of the Code.

        "SARs":    Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

        "Stock":    Common Stock of the Company, par value $.01 per share.

        "Stock Options":    Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

        "Unrestricted Stock":    An Award of Stock not subject to any restrictions under the Plan.

APPENDIX B

CARTER'S, INC.
AMENDED AND RESTATED
ANNUAL INCENTIVE COMPENSATION PLAN

Section 1—Purpose of the Plan

        The purpose of the Plan is to provide a means of paying incentive compensation to those Employees (including Employees who may also be officers and directors) in managerial and other important positions who contribute materially to the success of the business of the Company by their ability, ingenuity and industry and to reward such contributions by permitting such Employees to share in the results of such success. To accomplish these objectives the Plan provides for the Committee to grant awards providing for the payment of incentive compensation upon the achievement of certain Performance Criteria, and to establish, in good faith, such Performance Criteria. After such Performance Criteria are so fixed an Incentive Compensation Reserve is to be established. Such reserve shall be credited monthly with the total amount of incentive compensation based upon the Performance Criteria established by the Committee and all payments of incentive compensation which may be made to such Employees in satisfaction of awards granted hereunder shall be made from such reserve.

Section 2—Definitions

        As used herein the following words and phrases shall have the following meanings:

  (a)
  "Board of Directors" shall mean the Board of Directors of Carter's, Inc.

  (b)
  "Cause" shall mean (a) in the case of any Employee who is a party to an Employment Agreement that defines "cause", "cause" as is defined in such Employment Agreement or (b) in the case of any other Employee (i) conviction of an Employee for a felony, or the entry by an Employee of a plea of guilty or of nolo contendere to a felony; or (ii) a willful and material failure on the part of any Employee to perform his duties assigned to him by the Company, which failure is materially injurious to the Company, where the Company has sustained the burden of proving by a preponderance of the evidence that such breach occurred and that such breach was materially injurious to the Company; or (iii) the commission of an act of fraud involving dishonesty which is materially injurious to the Company, where the Company has sustained the burden of proving by a preponderance of the evidence that such act of fraud occurred and that such act of fraud was materially injurious to the Company.

  (c)
  "Committee" shall mean the Compensation Committee of the Board of Directors or, if the Board of Directors has not appointed a Compensation Committee, any other committee of the Board of Directors as established by the Board of Directors. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

  (d)
  "Company" shall mean Carter's, Inc, and its respective successors.

  (e)
  "Employee" shall mean any person, including any officer, who is regularly employed by the Company or a Subsidiary at any time during the year on a salaried basis. Any person who serves the Company or a Subsidiary solely as a director shall not be considered an Employee.

  (f)
  "Employment Agreement" shall mean a written employment agreement between an Employee and the Company or a Subsidiary as in effect at the relevant time.

  (g)
  "Incentive Compensation Reserve" shall mean an account established and maintained on the books of the Company to which there shall be credited for each year the amounts of incentive compensation which may be payable to Participants under the Plan, which account shall be credited monthly pursuant to the terms of the Plan.

  (h)
  "Independent Auditors" shall mean, with respect to any year, the independent auditors who have been authorized by the Board of Directors to audit the financials of the Company for that year.

  (i)
  "Participant" shall mean an Employee who has become a participant pursuant to the provisions of Section 3 of the Plan and is therefore eligible for an award hereunder.

  (j)
  "Plan" shall mean this Amended and Restated Annual Incentive Compensation Plan in its entirety, including any amendments thereto as herein permitted.

  (k)
  "Performance Criteria" shall mean specified criteria, goals, standards or formulas the satisfaction of which is a condition for the grant, vesting or payment of an award. For purposes of awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, without regard to the provisions of Treas. Regs. § 1.162-27(f), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

  (l)
  "Subsidiary" shall mean a corporation, foreign or domestic, a majority of the voting stock of which is owned or controlled, directly or indirectly by the Company.

Section 3—Participants

3.1
The Committee in its sole discretion shall, prior to the first day of each fiscal year, designate which Employees shall become Participants for such fiscal year. In addition, in the event that (a) an Employee is hired into or promoted into a position during a fiscal year and the Committee, in its sole discretion, has designated that Employees in such position shall become Participants for such fiscal year, or (b) the Committee designates one or more Employees as eligible to become Participants during a fiscal year, such Employees shall become Participants on the date of such event. The Committee may prorate any award to a Participant described in the preceding sentence to the extent that the Committee deems necessary or desirable.

Section 4—Incentive Compensation Awards

4.1
On or before the close of the first quarter of each fiscal year, the Committee shall establish such Performance Criteria (including goals, standards and formula or combinations thereof) as it deems appropriate for determining the aggregate amount of incentive compensation which may be allowed to each of the Participants in respect to the forthcoming year and shall notify each Participant of the Performance Criteria so established. If, subsequent to the establishment of Performance Criteria, the Committee becomes aware of additional facts, extraordinary circumstances or changes in accounting principles which would render application of any or all of the established Performance Criteria inappropriate to the accomplishment of the purposes of the Plan, the Committee may revise the established Performance Criteria, establish new Performance Criteria or waive the applicability of some or all of the Performance Criteria, as the Committee, in its sole discretion, sees fit.

4.2
The aggregate amount of incentive compensation to be credited to the Incentive Compensation Reserve for each year shall be the sum of total amounts attainable by Participants as awards under Plan Performance Criteria established by the Committee pursuant to Section 4.1.

Section 5—Allocation of Incentive Compensation Awards to Individuals

5.1
As soon as practicable after the end of each fiscal year but in any event before March 1, the Committee shall in good faith determine in its sole discretion the aggregate amount to be allocated to each Participant under the Plan for the preceding year. Each such determination shall take into account the Performance Criteria established pursuant to Section 4.1 and the recommendation of the chief executive officer of the Company. In the event that part or all of the aggregate amount of incentive compensation credited to the Incentive Compensation Reserve is not allocated to individual Participants' accounts, such unallocated amounts shall be released from the Incentive Compensation Reserve and shall become part of the general funds of the Company.

Section 6—Payment of Incentive Compensation

6.1
The total amount allocated and credited to an individual Participant's account pursuant to Section 5.1 shall be known as the Participant's "Incentive Share". A Participant's Incentive Share shall be paid to the Participant in cash as soon as practicable after the Committee's actions pursuant to Section 5.1, but in no event later than March 15 (or, if later, within 15 days following the issuance of the Company's audited financial statements) of the year following the year in respect of which such allocation is made.

6.2
If the employment of a Participant is terminated by the Company (or any of its Subsidiaries) or the Participant for any reason, the amount of the incentive compensation, if any, which may be awarded to such Participant for the year of termination will be determined by the Committee in its sole discretion and the Committee may or may not take into account the Performance Criteria established pursuant to Section 4.1.

6.3
If an individual is employed during the year and is designated as a Participant for the remainder of the year, such Participant shall be entitled to the amount of incentive compensation, if any, which the Committee in its sole discretion may determine; provided that in no event shall any Participant's Incentive Share be reduced in connection with the adding of additional Participants during any year.

Section 7—Incentive Compensation Reserve

7.1
The Company shall establish on its books an account known as the Incentive Compensation Reserve to which there shall be credited for each year the amounts of incentive compensation payable to Participants. The Company shall not be required to segregate any of its assets for the Incentive Compensation Reserve and the amount shall be available for the general corporate purposes of the Company. No Participant or beneficiary of any Participant may assert any right or claim under the Plan against any specific assets of the Company or its Subsidiaries or the Incentive Compensation Reserve as such.

7.2
Subject to Section 7.1, amounts credited to a Participant's account in the Incentive Compensation Reserve shall be paid to the Participant in cash as soon as practicable, but in no event later than

  March 15 (or, if later, within 15 days following the issuance of the Company's audited financial statement) of the year following the year in respect of which such credit is made.

7.3
A Participant shall have the right to designate one or more beneficiaries to receive any amounts payable to such Participant under the Plan in the event of such Participant's death. Such designations shall be in writing, signed by the Participant and filed with the Secretary of the Company on a form acceptable to the Company. Any such designation may be changed or revoked by the Participant at any time prior to death by written notice filed with the Secretary of the Company. If no designated beneficiary survives the Participant or if the Participant fails to designate a beneficiary, payments hereunder shall be made to the estate of the Participant. If a beneficiary survives a Participant but dies prior to receiving all amounts payable from Participant's account, payments hereunder shall be made to the estate of such beneficiary.

Section 8—Amendment

8.1
The Committee may from time to time amend, modify, change or terminate in whole or in part any or all of the provisions of the Plan. No such amendment, modification or change shall have the effect of reducing the amount then credited to the account of any Participant in the Incentive Compensation Reserve. If the Plan is terminated and superseded by a new incentive compensation plan having substantially similar provisions, the accounts of Participants in the Incentive Compensation Reserve, may, at the discretion of the Committee, be continued in an incentive compensation reserve under such new plan; in such event, all amounts credited under the Plan shall be distributed at such times and in such manner as if the Plan had remained in effect, provided however, that the Committee may, in its discretion, direct that such distributions be made at any earlier date. If the Plan is terminated and the Committee does not elect to continue the accounts of Participants in an incentive compensation reserve under a new incentive compensation plan, all amounts credited under the Plan shall be distributed to the Participants or their beneficiaries as soon as practicable, but in no event later than the 30th day following the date of termination of the Plan.

Section 9—Effective Date

9.1
The Plan was originally adopted on February 10, 1989. This amendment and restatement of the Plan shall be effective with respect to the fiscal year beginning December 29, 2002, and subsequent fiscal years.

Section 10—Miscellaneous

10.1
No payment under the Plan shall be subject to anticipation, alienation, transfer or assignment and any attempt to anticipate, alienate, transfer or assign the same shall be void.

10.2
The Plan shall not constitute an exclusive method of providing incentive or other additional compensation to Employees, nor shall it impair or limit the right of the Company to fix and to change from time to time the basic compensation payable to any Employee.

10.3
Participation in the Plan shall not confer upon the Participant any right to continue in the employ of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment of the Participant with or without Cause.

Section 11—Administration

11.1
The Plan shall be administered by, or under the direction of, the Committee. The Committee shall have the exclusive right to interpret and construe the provisions of the Plan and any construction or interpretation adopted-by the Committee shall be conclusive and binding on the Participants and their beneficiaries. With respect to an award to which Section 12 applies, the Committee will exercise its discretion consistent with qualifying such award as performance-based within the meaning of Section 162(m) of the Code.

11.2
Any determination of EBITDA, net income or other financial results which may serve as Performance Criteria for the determination of awards and any determinations regarding the status of the Incentive Compensation Reserve made by the officers of the Company having responsibility for financial reporting and internal auditing procedures shall be subject to review and approval by the Committee after consultation, if deemed appropriate by the Committee, with the Independent Auditors.

Section 12—Code Section 162(m)

        Except as hereinafter provided and notwithstanding any other provision of the Plan, this Section 12 applies to any award intended to qualify as performance-based for the purposes of Section 162(m) of the Code. In the case of any award to which this Section 12 applies, the Plan and such award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception. In the case of any award to which this Section 12 applies, the term "Committee" shall mean a committee of the Board, consisting of two of more Directors, all of whom shall be "outside directors" within the meaning of Section 162(m) of the Code. With respect to such awards, the Committee will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Section 162(m) of the Code). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the award, as determined by the Committee. Prior to grant, vesting or payment of the award, as the case may be, the Committee will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the award are not attained, no other award will be provided in substitution of the award. The maximum benefit that may be paid to any person under any awards to which this Section 12 applies in any calendar year will be $3,000,000. The provisions of this Section 12 shall not apply to any award to which the provisions of Treas. Regs. § 1.162-27(f) apply if made during the period to which such provisions apply, as determined by the Committee in its sole discretion.

ANNUAL MEETING OF STOCKHOLDERS OF

Carter's, Inc.

May 14, 2004

Please sign, date and return
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: Propose the election of two Class I Directors.			2.	Proposal to approve the 2003 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	☐	Ross M. Jones	3.	Proposal to approve the Amended and Restated Annual Incentive Compensation Plan.	☐	☐	☐
		☐	David Pulver
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Invitation to Carter's, Inc.
2004 Annual Meeting of Stockholders

Carter's, Inc. will conduct its Annual Meeting of Stockholders on Friday, May 14, 2004, at 9 a.m. The meeting will be held at the Four Seasons Hotel, 75 Fourteenth Street NE, Atlanta, Georgia 30309.

You are cordially invited to join us for refreshments prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:00 a.m.

In order to expedite your entrance into the meeting, please present this invitation at the registration desk. Invitations or proof of ownership on or prior to the record date of March 17, 2004 will be required to enter the meeting. Photo identification is also required for admission.

We look forward to your participation.

PROXY

CARTER'S, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARTER'S, INC.
ANNUAL MEETING OF STOCKHOLDERS—MAY 14, 2004

The undersigned hereby appoints Frederick J. Rowan, II, Bradley M. Bloom, and Michael D. Casey as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Carter's, Inc. to be held on May 14, 2004, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments thereof.

Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Class I Directors are: Ross M. Jones and David Pulver.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1—THE ELECTION OF ALL NOMINEES, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

Carter's, Inc.

May 14, 2004
PROXY VOTING INSTRUCTIONS

MAIL—Sign, date and return your proxy card in the envelope provided as soon as possible.

—OR—

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

—OR—

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: Propose the election of two Class I Directors.			2.	Proposal to approve the 2003 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	☐	Ross M. Jones	3.	Proposal to approve the Amended and Restated Annual Incentive Compensation Plan.	☐	☐	☐
		☐	David Pulver
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
SECURITIES OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE SUMMARY
PROPOSAL NUMBER TWO APPROVAL OF THE 2003 EQUITY INCENTIVE PLAN
PROPOSAL NUMBER THREE APPROVAL OF THE AMENDED AND RESTATED ANNUAL INCENTIVE COMPENSATION PLAN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
AUDIT AND NON-AUDIT FEES
OTHER MATTERS
APPENDIX A
EXHIBIT A
APPENDIX B